
          <ARTICLE> 5
          <LEGEND>
          This schedule  contains summary  financial information  extracted from the
          unaudited condensed  consolidated financial statements of T. Rowe
          Price Realty
          Income  Fund  II,  America's  Sales-Commission-Free  Real  Estate
          Limited Partnership
          included in the accompanying Form 10-Q for the period ended March
          31, 1996 and
          is  qualified  in its  entirety  by reference  to  such financial statements.
          </LEGEND>
          <CIK> 0000787493
          <NAME>  T.   ROWE  PRICE   REALTY  INCOME   FUND  II,   AMERICA'S
          SALES-COMMISS

          <PERIOD-TYPE>                   3-MOS
          <FISCAL-YEAR-END>                          DEC-31-1996
          <PERIOD-START>                             JAN-01-1996
          <PERIOD-END>                               MAR-31-1996
          <CASH>                                       7,125,000
          <SECURITIES>                                         0
          <RECEIVABLES>                                  256,000
          <ALLOWANCES>                                    75,000
          <INVENTORY>                                          0
          <CURRENT-ASSETS>                                     0<F1>
          <PP&E>                                      59,892,000
          <DEPRECIATION>                              18,519,000
          <TOTAL-ASSETS>                              49,048,000
          <CURRENT-LIABILITIES>                                0<F1>
          <BONDS>                                              0
          <PREFERRED-MANDATORY>                                0
          <PREFERRED>                                          0
          <COMMON>                                             0
          <OTHER-SE>                                  47,930,000<F2>
          <TOTAL-LIABILITY-AND-EQUITY>                49,048,000
          <SALES>                                              0
          <TOTAL-REVENUES>                             1,623,000
          <CGS>                                                0
          <TOTAL-COSTS>                                1,014,000
          <OTHER-EXPENSES>                                     0
          <LOSS-PROVISION>                                     0<F3>
          <INTEREST-EXPENSE>                                   0
          <INCOME-PRETAX>                                609,000
          <INCOME-TAX>                                         0
          <INCOME-CONTINUING>                            609,000
          <DISCONTINUED>                                       0
          <EXTRAORDINARY>                                      0
          <CHANGES>                                            0
          <NET-INCOME>                                   609,000
          <EPS-PRIMARY>                                        0<F4>
          <EPS-DILUTED>                                        0









          <F1>Not contained in registrant's unclassified balance sheet.
          <F2>Partners' Capital.
          <F3>Not reported at interim.
          <F4>Not  applicable.  Net income  per limited partnership unit is
          $7.17.